CONSULTING AGREEMENT

This Consulting Agreement is made as this 8th day of January, 2016, by and between Acorn Energy, Inc. (the “Company”) and Leap Tide Capital Management LLC (“Consultant”).

R E C I T A L S:

WHEREAS, the Board of Directors (the “Board”) of the Company has appointed Jan H. Loeb (“Loeb”) to serve as the Company’s president and chief executive officer;

WHEREAS, Loeb is owner of the Consultant;

WHEREAS, the Board desires to engage the Consultant to provide executive management services to the Company, upon the terms and conditions hereinafter set forth; and

WHEREAS, the Consultant has agreed to provide such executive management services to the Company, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Engagement. The Company hereby agrees to engage Consultant to render the consulting services described herein, and Consultant hereby accepts such engagement.

2.	Term. The engagement of Consultant by the Company as provided in Section 1 shall commence on the date hereof and continue through and until January 7, 2017 unless further extended or earlier terminated as hereinafter provided (the period of such engagement, the “Term”).

3.	Services. Consultant shall make the services of Loeb available to the Company and shall provide such other services to the Company as the Consultant and the Company shall mutually agree upon from time to time. The Consultant shall cause Loeb to serve as the Company’s principal executive officer in the capacities of president and chief executive officer, with all the power and authority and executing all the functions associated with such offices, and to cause Loeb to commit sufficient business time to effectively discharge the responsibilities of the Company’s president and Chief Executive Officer, without any additional compensation. The foregoing notwithstanding, nothing in this Agreement shall restrict Loeb from performing his other duties at the Consultant and/or accepting consulting or employment arrangements or other positions outside of his activities for the Company.

4.	Payment and Expenses.

(a) Cash Payment. The Company shall pay to Consultant compensation in the amount of $17,000.00 per month during the Term.

(b)	Warrants. Consultant shall be entitled to purchase at an aggregate price of $100, warrants to purchase 35,000 shares of Common Stock. The warrants shall be issued on the later of (i) the day of the filing of an amendment to the Certificate of Incorporation of the Company to increase the authorized shares of the Company or (ii) if such amendment is not approved, April 1, 2016. The warrants shall be exercisable at an exercise price equal to the closing price of the common stock on the trading day preceding the issue date and will allow for cashless exercise if there is no effective registration statement covering the issuance or resale of the shares. The vesting period, exercise period and other terms shall otherwise be substantially the same as the terms of the options granted by the Company to its outside directors.

(c)	Expenses. The Consultant and Loeb shall be entitled to reimbursement for any out of pocket expenses (travel, transportation, office, etc.) incurred in connection with the consulting services rendered pursuant hereto.

(d)	D&O Coverage. The Company has confirmed that Loeb will be covered by the Company’s primary and excess D&O insurance policy in his capacities of director as well as president and chief executive officer, notwithstanding the fact that he is not an employee of the Company, on the same basis as the other directors and executive officers of the Company.

(e)	No Other Compensation. Other than as set forth herein or otherwise agreed in writing, neither the consultant nor Loeb shall receive any other compensation or benefits in connection with this agreement or Mr. Loeb’s service as a director and president and chief executive officer of the Company.

5.	Termination. Either party may terminate the Term for any or no reason upon thirty (30) days’ notice to the other party, provided however, that in the event of termination by the Company, Consultant shall still be entitled to the payments provided for in Section 4(a) through the end of the given Term.

6.	Covenants of Consultant.

(a) Consultant recognizes that the knowledge of, information concerning and relationship with customers, suppliers and agents, and the knowledge of the Company’s business methods, systems, plans and policies which Consultant will establish, receive or obtain as a consultant to the Company, are valuable and unique assets of the business of the Company. Consultant will not and agrees to ensure that Loeb will not, during or following the Term, use or disclose any such knowledge or information pertaining to the Company, its customers, suppliers, agents, policies or other aspects of its business, for any reason or purpose, whatsoever except pursuant to Consultant’s duties hereunder or as otherwise authorized by the Company in writing. The foregoing restriction shall not apply, following termination of Consultant’s engagement hereunder, to knowledge or information which (i) is in or enters the public domain without violation of this Agreement or other obligations of confidentiality by Consultant or its agents or representatives, (ii) Consultant can demonstrate was in its possession on a non-confidential basis prior to the commencement of this engagement with the Company, or (iii) Consultant can demonstrate was received or obtained by it on a non-confidential basis from a third party who did not acquire it wrongfully or under an obligation of confidentiality, subsequent to the termination of the Consultant’s engagement hereunder.

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(b)	All memoranda, notes, records or other documents made or compiled by Consultant or made available to Consultant while engaged concerning customers, suppliers, agents or personnel of the Company, or the Company’s business methods, systems, plans and policies, shall be the Company’s property and shall be delivered to the Company on termination of Consultant’s engagement or at any other time on request.

(c)	During the term of Consultant’s engagement and for one year thereafter, Consultant shall not and shall ensure that Loeb shall not, except pursuant to and in furtherance of Consultant’s duties hereunder, directly or indirectly solicit or initiate contact with any employee of the Company or its subsidiaries with a view to inducing or encouraging such employee to leave the employ of the Company for the purpose of being hired by Consultant, an employer affiliated with Consultant or any competitor of the Company.

(d)	Consultant acknowledges that the provisions of this section are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, Consultant agrees that, in addition to any other relief to which the Company may be entitled in the form of actual or punitive damages, the Company shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purposes of restraining Consultant from any actual or threatened breach of such covenants.

7.	Independent Contractor Status. It is the express intention of the Company and Consultant that the Consultant performs the covered services under this Agreement as an independent contractor to the Company and that Loeb is also provided such services, including his services as president and chief executive officer of the Company, as an independent contractor. Nothing in this Agreement shall in any way be construed to constitute the Consultant or Loeb as employees.

8.	Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. This Agreement may not be modified or extended except by a writing signed by both parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and assigns.

9.	Governing Law. This Agreement and all matters and issues collateral thereto shall be governed by the laws of the State of Delaware applicable to contracts performed entirely therein.

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10.	Severability. If any provision of this Agreement, as applied to either party or to any circumstance, shall be adjudged by a court to be void and unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability thereof.

11.	Notices. All notices or other communications hereunder shall be given in writing and shall be deemed given if served personally, mailed by registered or certified mail, return receipt requested or sent by nationally recognized courier service, to the parties at the addresses below, or at such other address or addresses as they may hereafter designate in writing.

If to the Company:

3844 Kennett Pike

Suite 204-4

Mall Building

Powder Mill Square

Greenville, Delaware 19807

If to Consultant:

10451 Mill Run Circle

Suite 400

Owings Mills, MD 21117

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

ACORN ENERGY, INC.

By:
Name:	Christopher Clouser
Title:	Chairman of the Board

By:
Name:	Michael Barth
Title:	Chief Financial Officer

Leap Tide Capital Management LLC

By:
Name:	Jan Loeb
Title:	Managing Member

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